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                                                                     EXHIBIT 5.1

                           (on JaffeRaitt letterhead)





                                 January 8, 2002


Sun Communities, Inc.
31700 Middlebelt Road, Suite 145
Farmington Hills, Michigan 48334

         Re:      Sun Communities, Inc.

Gentlemen:

         We have acted as counsel to Sun Communities, Inc. (the "Company"), a Maryland corporation, in connection with the registration by the Company of up to 168,000 shares (the "Shares") of Common Stock, $.01 par value per share, to be issued and sold by the Company from time to time upon the exercise of options granted under the Sun Communities, Inc. Second Amended and Restated Long Term Incentive Plan, as described in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 8, 2002 (together with all amendments thereto, the "Registration Statement"). As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by the Company in connection with the sale and issuance of the Shares

         We do not purport to be experts on or to express any opinion in this letter concerning any law other than the laws of the State of Michigan and the General Corporation Law of Maryland, and this opinion is qualified accordingly. This opinion is limited to matters expressly set forth in this letter, and no opinion is to be inferred or may be implied beyond the matters expressly so stated. In rendering the opinion contained in this letter, we have assumed without investigation that the information supplied to us by the Company is accurate and complete.

         Based upon and subject to the foregoing, it is our opinion that the shares of Common Stock to be offered under the Registration Statement have been duly authorized, and upon the issuance and sale thereof in the manner referred to in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement.

                                Very truly yours,

                           JAFFE, RAITT, HEUER & WEISS
                            Professional Corporation

                         /s/ JAFFE, RAITT, HEUER & WEISS